                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               Vivra Incorporated
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------

     (5)  Total fee paid:

          --------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          -------------------------------------------------------------------

     (3)  Filing Party:

          -------------------------------------------------------------------

     (4)  Date Filed:

          --------------------------------------------------------------------

                                     (LOGO)

                               VIVRA INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 28, 1995

TO THE STOCKHOLDERS:

     The annual meeting of the stockholders of VIVRA Incorporated, a Delaware corporation, will be held on Tuesday, May 9, 1995, at 11:00 a.m. Pacific Daylight Time, at the Radisson Hotel San Francisco Airport, 1177 Airport Boulevard, Burlingame, California 94010, for the following purposes:

     1.  To elect three directors for three-year terms;

     2. To approve the amendment and restatement of the Company's 1989 Stock Incentive Plan, including the reservation of an additional 700,000 shares for issuance thereunder; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on Tuesday, March 21, 1995, will be entitled to vote at the meeting.

     If you plan to attend the meeting, the Radisson Hotel is located approximately three miles south of the San Francisco Airport. Take the Broadway exit east off Highway 101 over the freeway to Airport Boulevard and the hotel will be immediately on your right.

     If you do not expect to attend the meeting in person, please date and sign the enclosed proxy and return it promptly by mail in the envelope provided.

                                         By Order of the Board of Directors

                                         LEANNE M. ZUMWALT
                                             Secretary

                               VIVRA INCORPORATED

                                MAILING ADDRESS:
                            400 PRIMROSE, SUITE 200
                              BURLINGAME, CA 94010
                      ------------------------------------

                                PROXY STATEMENT

TO THE STOCKHOLDERS:

     The proxy accompanying this statement is solicited on behalf of the Board of Directors of VIVRA Incorporated (the "Company") for use at the annual meeting of its stockholders to be held on Tuesday, May 9, 1995, and at any adjournment or postponement thereof. The proxy will be used for the purposes described in the foregoing notice of meeting. This Proxy Statement and the accompanying proxy will initially be mailed to stockholders on or about March 28, 1995.

     The proxy may be revoked at any time by delivery to the Company at the above address of written notice of revocation or a later dated properly executed proxy, or if the stockholder is present at the annual meeting and elects to vote in person. If not so revoked, the proxy, when executed and returned to the Company, will be voted in accordance with the instructions thereon specified by the stockholder and, if no specification is made, for the director nominees listed in this Proxy Statement and in favor of the amendment and restatement to the Company's 1989 Stock Incentive Plan.

     Stockholders of record at the close of business on March 21, 1995, will be entitled to vote at the meeting. The Company has outstanding only its $.01 par value Common Stock of which 23,327,232 shares were outstanding and entitled to vote at the close of business on March 21, 1995. Each stockholder is entitled to one vote for each share held, and there is no right to cumulative voting.

     Directors are elected by a plurality of the votes. Therefore, the nominees, up to the number of directors to be elected, receiving the highest number of votes, will be elected. Approval of the amendment to the Company's 1989 Stock Incentive Plan require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum is present. Abstention votes are counted in determining the presence or absence of a quorum for the meeting and have the effect of a negative vote. Broker non-votes are not entitled to vote, and thus are not considered in determining whether a proposal was approved.

                             ELECTION OF DIRECTORS

     Stephen G. Pagliuca, Kent J. Thiry and LeAnne M. Zumwalt, each of whom is presently a member of the Board of Directors, will be nominees for election to hold office until the annual meeting in 1998, and until their successors are elected. If the enclosed proxy is duly executed and received in time for the meeting and, if no direction to withhold the vote is made, shares represented by it will be voted for these three persons. If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors to replace the nominee, but management has no knowledge that any nominee will refuse or be unable to serve.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     The following information is furnished with respect to each nominee and the continuing directors:

                                                                               DIRECTOR
                                                  OCCUPATION AND              CONTINUOUSLY  TERM
            NAME              AGE              BUSINESS EXPERIENCE               SINCE     EXPIRES
- ----------------------------- ---   -----------------------------------------------------  -------
David G. Connor, M.D......... 54    Physician in private practice in Daly         1989       1997
                                    City, California since 1973, specializing
                                    in nephrology and internal medicine;
                                    Medical Director of the Company's dialysis
                                    center in Daly City, California, since
                                    1977; 1986-1988, President of the Medical
                                    Staff of Seton Medical Center, a general
                                    hospital in Daly City, California, not
                                    affiliated with the Company.
Richard B. Fontaine.......... 51    Independent health care consultant since      1992       1997
                                    1992; 1988-1992, Senior Vice President of
                                    CR&R Incorporated, a waste management
                                    company; 1984- 1988, Vice President,
                                    Business Development, Caremark, Inc., a
                                    health care company, neither of which
                                    corporations are affiliated with the Com-
                                    pany.
John M. Nehra................ 46    Managing General Partner of Catalyst          1989       1996
                                    Ventures L.P., a venture capital
                                    partnership since 1989; 1983-1989,
                                    Managing Director of Alex. Brown & Sons,
                                    Inc., investment bankers, responsible for
                                    its Capital Markets Group, including
                                    health care corporate finance, neither of
                                    which entities are affiliated with the
                                    Company.
Stephen G. Pagliuca.......... 39    Managing General Partner of Information       1992       1995
                                    Partners, a venture capital firm since
                                    1989; 1986-1989, Vice President, Bain &
                                    Company, a management consulting company,
                                    neither of which entities are affiliated
                                    with the Company.
Kent J. Thiry................ 39    President and Chief Executive Officer of      1991       1995
                                    the Company since September 1992;
                                    April-August 1992, President and Co-Chief
                                    Executive Officer; September 1991-March
                                    1992, President and Chief Operating
                                    Officer; 1983-1991, Senior Consultant,
                                    then Vice President, Director of U.S.
                                    Health Care Consulting, Bain & Company,
                                    Inc., San Francisco, California.
LeAnne M. Zumwalt............ 36    Treasurer and Secretary since March 1995,     1994       1995
                                    Vice President, Finance since November
                                    1993, joined the Company in 1991; senior
                                    audit manager with Ernst & Young, prior
                                    thereto.

BOARD COMMITTEES

     During fiscal 1994 the Board of Directors met five times. All directors attended at least 75% of their scheduled Board meetings and meetings held by Committees of which they were members. Directors meet their responsibilities not only by attending Board and Committee meetings, but also through communication with the Chief Executive Officer and other members of management on matters affecting the Company.

     The Company has two standing committees of the Board: Audit and Compensation. In 1995, three additional committees were formed: Compliance, Governance and Clinical Care, none of which have yet had a meeting. Recently the Company has asked its nonemployee directors to assume added responsibilities and an increased role in guiding the Company and enhancing shareholder value, reflected in part by their appointment to the aforementioned new committees.

     The Audit Committee, consisting of John M. Nehra, Chair, David G. Connor, M.D., Richard B. Fontaine and Stephen G. Pagliuca, met once in fiscal 1994. Mr. Fontaine will not continue as a member of this committee in 1995. The Committee recommends the appointment of the Company's independent accountants; reviews the scope and results of the audit plans of the independent accountants; oversees the scope and adequacy of the Company's internal accounting control and record-keeping systems; confers independently with the independent accountants; and determines the appropriateness of fees for audit and non-audit services performed by the independent accountants.

     The Compensation Committee, consisting of Richard B. Fontaine, Chair, John
M. Nehra and Stephen G. Pagliuca, met twice in fiscal 1994. The Committee reviews and recommends to the Board salary and incentive compensation, including bonus, stock options and restricted stock, for the Chief Executive Officer; reviews salaries and incentive compensation for all corporate officers and senior executives; reviews incentive compensation to be allocated to employees; and administers and authorizes awards under the 1989 Stock Incentive Plan.

     A Chair and members have not yet been appointed to the Compliance Committee. Its purpose is to ensure that the Company is monitoring and exercising prudent judgment in interpreting and complying with government regulations.

     The Governance Committee consists of Stephen G. Pagliuca, Chair, and Richard B. Fontaine. Its purpose is to create policies for and make recommendations to the Board regarding the organization and structure of the Board; the role and effectiveness of the Board and each Committee in the Company's corporate governance process; and the qualifications of and candidates for directorships, including the Chair.

     The Clinical Quality Committee consists of Richard B. Fontaine, Chair. Other members are yet to be named. Its purpose is to monitor quality of care issues, oversee progress in the improvement of clinical care and review and measure outcomes of care in comparison to medical guidelines and industry standards.

REMUNERATION OF DIRECTORS

     Those directors who are not employed by the Company receive a fee of $1,500 for each Board meeting attended, plus travel expenses, if any. Nonemployee directors also receive an annual automatic grant of an option to purchase 3,375 shares of Common Stock, and a related Limited Stock Appreciation Right ("SAR") under the Company's 1989 Stock Incentive Plan. During 1994 nonemployee directors received fees ranging from $500 to $2,500 per additional committee meeting and for other Board related duties. If the amendment and restatement of the 1989 Stock Incentive Plan is approved, nonemployee directors will receive grants of stock options and restricted stock in lieu of fees for committee meetings. Officers of the Company who serve as directors receive no fee, but are reimbursed for expenses incurred in attending meetings.

                              BENEFICIAL OWNERSHIP

     The following tables show beneficial ownership of the Company's Common Stock, $.01 par value, by the directors and executive officers:

BENEFICIAL OWNERSHIP OF MANAGEMENT

                                                       SHARES
                                                 BENEFICIALLY OWNED     PERCENT
                          NAME OF                AS OF FEBRUARY 28,        OF
                     BENEFICIAL OWNER                   1995            CLASS(1)
          ------------------------------------  -------------------     --------
          David G. Connor, M.D. .................        22,687(2)
          Richard B. Fontaine....................        10,125(3)
          John M. Nehra..........................        26,418(4)
          Stephen G. Pagliuca....................        10,125(5)
          Kent J. Thiry..........................       248,000(6)         1.1%
          David P. Barry.........................        48,250(7)
          Ernst A. Blackwelder...................         4,100(8)
          Michael W. Castaldi....................       130,500(9)
          John M. Morse..........................        97,903(10)
          Ronald G. Perkins......................        62,978(11)
          Robert A. Prosek.......................         4,000(12)
          LeAnne M. Zumwalt......................        19,826(13)
          All directors and executive officers
            as a group (12 persons)..............       684,912(14)        3.0

- ------------

 (1) In all cases except Mr. Thiry and the group, the holdings represent less than 1% of the outstanding shares of Common Stock.

 (2) Includes 21,000 shares subject to options which are currently exercisable.

 (3) All shares are subject to options which are currently exercisable.

 (4) Includes 20,250 shares subject to options which are currently exercisable.

 (5) All shares are subject to options which are currently exercisable.

 (6) All shares are subject to options which are currently exercisable.

 (7) All shares are subject to options which are currently exercisable or will become exercisable within 60 days.

 (8) All shares are subject to options which are currently exercisable.

 (9) All shares are subject to options which are currently exercisable.

(10) Includes 75,000 shares subject to options which are currently exercisable.

(11) Includes 52,500 shares which are currently exercisable or will become exercisable within 60 days.

(12) All shares are subject to options which are currently exercisable.

(13) Includes 19,075 shares subject to options which are currently exercisable.

(14) Includes 642,074 shares which are currently exercisable or will become exercisable within 60 days.

OTHER BENEFICIAL OWNERSHIP

                                                           SHARES
                                                     BENEFICIALLY OWNED     PERCENT
              NAME AND ADDRESS OF                    AS OF DECEMBER 31,        OF
              BENEFICIAL OWNER(1)                         1994(1)            CLASS
- -------------------------------------------------     -----------------     --------
Nicholas Company, Inc..............................     1,955,002(2)          9.4%
  700 North Water Street
  Milwaukee, WI 53202

Firstar Investment Research & Management Company...     1,463,369(3)          7.1
  777 East Wisconsin Avenue
  Milwaukee, WI 53202

- ------------

(1) Information based on Schedule 13D dated December 31, 1994, filed with the Securities and Exchange Commission by each named owner.

(2) Sole investment power.

(3) Sole voting and investment power, 667,675 and 732,375 shares, respectively; shared voting and investment power, 726,444 and 730,994 shares, respectively.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     The following table lists and provides biographical data about the executive officers of the Company.

                                                                PERIOD OF SERVICE AND
         NAME           AGE          TITLE                       BUSINESS EXPERIENCE
- ----------------------- ---   -------------------- -----------------------------------------------
Kent J. Thiry.......... 39    President and Chief  Appointed September 1992. April-August 1992,
                              Executive Officer    President and Co-Chief Executive Officer;
                                                   September 1991-March 1992, President and Chief
                                                   Operating Officer; 1983-1991, Senior
                                                   Consultant, then Vice President, Director of
                                                   U.S. Health Care Consulting, Bain & Company,
                                                   Inc., San Francisco, California.

                                                                PERIOD OF SERVICE AND
         NAME           AGE          TITLE                       BUSINESS EXPERIENCE
- ----------------------- ---   -------------------- -----------------------------------------------
Michael W. Castaldi.... 51    Senior Vice          Appointed June 1989. December 1989, appointed
                              President, national  President of Community Dialysis Centers, a dialysis operations  subsidiary of the Company. 1985-1989, Vice
                                                   President, then Senior Vice President,
                                                   Community Psychiatric Centers, responsible for
                                                   dialysis operations.

David P. Barry......... 36    Vice President,      Appointed May 1992. March 1995, Executive Vice
                              dialysis services    President, Community Dialysis Centers,
                                                   responsible for operations; December 1993,
                                                   President, Nephrology Services, responsible for
                                                   specialty dialysis services; May 1992-November
                                                   1993, President, Personal Care Health Services,
                                                   responsible for operations of home health care
                                                   business; 1984-1992, Homedco, an infusion
                                                   therapy company, since 1990 District Manager
                                                   for California.

Ernest A. Blackwelder.. 35    Vice President,      Appointed November 1994. August 1994, appointed
                              specialty physician  President of Specialty Partners of America, a
                              networks             subsidiary of the Company, responsible for the
                                                   specialty physician network business and
                                                   separately in charge of Surgical Partners of
                                                   America, the ambulatory surgery business; 1991
                                                   to 1994, District Manager and Assistant to the
                                                   President of BMC West Corporation, a building
                                                   supply company; 1988 to 1991, a consultant with
                                                   Bain & Company, specializing in the health care
                                                   industry.

John H. Morse.......... 52    Vice President,      Appointed April 1994. President of Vivra
                              physician practice   Physician Services; previously a senior
                              management           executive with Humana, Inc. for 22 years.

Ronald G. Perkins...... 42    Vice President,      Appointed May 1992. President of Health
                              diabetes management  Advantage, Inc., responsible for diabetes
                              services             management services business; 1987-1992,
                                                   founder and President of Health Advantage,
                                                   Inc., Nashville, Tennessee.

Robert A. Prosek....... 51    Vice President,      Appointed Vice President December 1994 and
                              asthma and allergy   President of Asthma and Allergy CareAmerica, a
                              services             subsidiary of the Company. During 1994
                                                   President of of America; 1991 to 1993,
                                                   President of Care Partners, a homecare com-
                                                   pany; and from 1989 to 1991, President of
                                                   PSICOR, provider of contract clinical services
                                                   for cardiac surgery.

LeAnne M. Zumwalt...... 36    Treasurer, Secretary Appointed Treasurer and Secretary March 1995,
                              and Vice President,  Vice President November 1993. 1991-1993, senior
                              finance              accountant; prior thereto, senior audit manager
                                                   with Ernst & Young.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the cash and certain other compensation paid by the Company to the Chief Executive Officer for his service for fiscal 1994, 1993 and during fiscal 1992, the year he was appointed Chief Executive Officer, and to each of the four other most highly compensated executive officers in all executive capacities in which they served during the fiscal years ending November 30, 1994, 1993 and 1992:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                   ------------
                                                                    SECURITIES
                                           ANNUAL COMPENSATION      UNDERLYING    ALL OTHER
              NAME                        ---------------------      OPTIONS/      COMPEN-
       PRINCIPAL POSITION         YEAR    SALARY($)    BONUS($)      SARS(#)      SATION($)
- --------------------------------  -----   ---------    --------    ------------   ---------
Kent J. Thiry,..................   1994    225,000     200,000        100,000       17,072(2)
  President and Chief Executive    1993    225,000     200,000 (1)    150,000
     Officer                       1992    214,340     100,000 (1)    150,000
Michael W. Castaldi,............   1994    177,406     160,000                      24,012(2)
  Senior Vice President            1993    175,000     150,000        150,000       17,604(2)
                                   1992    174,908(3)   75,000         28,500       11,997(2)
David P. Barry..................   1994    115,000     120,725          7,000        7,893(2)
  Vice President                   1993    110,789      85,000         11,250
                                   1992     48,307       5,000         75,000       72,661(4)
Ronald G. Perkins...............   1994    140,584      33,000                       9,248(2)
  Vice President                   1993    140,687      26,837                       7,004(2)
                                   1992     91,438                     52,500
LeAnne M. Zumwalt...............   1994    107,725      60,000         12,000        5,770(2)
  Vice President

- ------------

(1) Mr. Thiry was granted contingent cash bonuses of $200,000 and $100,000 for fiscal 1993 and 1992 respectively, which will be paid after November 30, 1996, if the Company's earnings per share as of that date are at least $1.87, which represents a 17.5% compound annual growth rate over earnings per share reported for fiscal 1992.

(2) Share of Company's contribution to Profit Sharing Plan.

(3) Includes $13,450 cash payment in lieu of vacation time accrued during fiscal 1992.

(4) Consists of $38,399 paid for reimbursement of relocation expenses, $19,262 paid to compensate Mr. Barry for loss of options on previous employer's common stock and $15,000 paid as recruitment compensation to induce Mr. Barry to accept employment with the Company.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table contains information concerning stock options with tandem limited SARs granted to the named executives under the 1989 Stock Incentive Plan during the fiscal year ended November 30, 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------    POTENTIAL REALIZABLE
                          NUMBER OF                                               VALUE AT ASSUMED
                          SECURITIES    % OF TOTAL                                  ANNUAL RATES
                          UNDERLYING   OPTIONS/SARS                                OF STOCK PRICE
                           OPTIONS/     GRANTED TO                                  APPRECIATION
                             SARS       EMPLOYEES     EXERCISE OR                 FOR OPTION TERM
                           GRANTED      IN FISCAL     BASE PRICE    EXPIRATION  --------------------
       NAME(1)               (#)           YEAR         ($/SH)        DATE       5% ($)     10% ($)
- ---------------------      ----------   ------------   -----------   --------    --------    --------
Kent J. Thiry...........    100,000(2)     25.2          27.75      11/02/04    1,745,183   4,422,635
David P. Barry..........      2,000(2)      0.5          27.75      11/02/04       34,904      88,453
                              5,000(3)      1.3          27.75      11/02/04       87,259     221,132
LeAnne M. Zumwalt.......      4,000(2)      1.0          27.75      11/02/04       69,808     176,906
                              8,000(3)      2.0          27.75      11/02/04      139,615     353,811

- ------------

(1) Neither Messers. Castaldi or Perkins, included in the Summary Compensation Table on page 7, received a grant.

(2) Vest 20% on November 3, 1995, and 80% on November 3, 1997 and a 100% in the event of change of control.

(3) Vest 20% on November 3, 1994, and 20% each year on November 3, 1995, through 1998 and 100% in the event of a change of control.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executives concerning the exercise of options and/or limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the fiscal year, November 30, 1994:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                                     SECURITIES         VALUE OF
                                                                     UNDERLYING       UNEXERCISED
                                                                    UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS/SARS      OPTIONS/SARS
                                                                     AT FISCAL         AT FISCAL
                                                                    YEAR-END(#)      YEAR-END($)(1)
                                                                    ------------     --------------
                                SHARES ACQUIRED        VALUE        EXERCISABLE/      EXERCISABLE/
             NAME               ON EXERCISE(#)      REALIZED($)     UNEXERCISABLE    UNEXERCISABLE
- ------------------------------- ---------------     -----------     ------------     --------------
Kent J. Thiry..................      52,000           501,137          323,000/         3,815,700/
                                                                       310,000          2,558,200
Michael W. Castaldi............                                        122,400/         1,423,620/
                                                                        96,600          1,140,765
David P. Barry.................                                         35,500/           347,980/
                                                                        57,750            499,680
Ronald G. Perkins..............                                         39,375/           392,175/
                                                                        13,125            130,725
LeAnne M. Zumwalt..............                                         19,075/           164,394/
                                                                        30,425            182,699

- ------------

(1) The closing price of the Company's Common Stock on the New York Stock Exchange at fiscal year end, November 30, 1994, was $28.63 per share.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors was established in 1992 and is currently composed of three nonemployee directors. The Committee regularly meets once each year and holds special meetings as required.

  Compensation Objectives

     The Company has two primary objectives in setting executive officer compensation:

        - Attract and retain outstanding leadership

        - Align executive compensation with the yearly and long-term goals of the Company, with emphasis on the payment of performance bonuses.

     The Company's basic financial goal is to increase shareholder value an average of 15% to 20% each year over the long-term.

  Executive Compensation

     Towards the end of each fiscal year, a compensation review is conducted by the Chief Executive Officer for each executive officer. Annual salary and bonus recommendations are then made to, reviewed and voted upon by the Compensation Committee at its regular November meeting.

     Included in the Committee's criteria for approval of recommended salary adjustments, and particularly bonuses, are achievements against annual financial and non-financial targets set at the beginning of the fiscal year for each executive. The financial objectives consist of improvements in Company and subsidiary net operating profit, return on total capital and revenue growth. The non-financial objectives consist of improvements in quality of care, management information systems and development of managed care products.

     For fiscal 1994, compensation for executive officers, as listed in the Information Concerning Executive Officers table starting on page 5, was weighted heavily in favor of cash bonuses, with the long term objective of shifting to more variable pay for performance. Bonuses ranged from $0 to $160,000 and averaged $62,000, excluding that for the Chief Executive Officer.

  CEO Compensation

     To focus and relate Mr. Thiry's compensation to the Company's basic long term financial goal of increases in earnings per share, he was, at the time of his employment in September 1991, granted stock options on a total of 450,000 shares of Common Stock. In 1992, Mr. Thiry received a cash performance bonus of $100,000, options on 150,000 shares of Common Stock and was awarded a contingent bonus of $100,000, the latter payable after November 30, 1996, if the Company's earnings per share for the fiscal year ending November 30, 1996, are $1.87, or more. The $1.87 represents a 17.5% compound annual growth rate over earnings per share of $.98 for 1992. If this goal is not met, the contingent bonus will be forfeited.

     For fiscal 1993, the Committee awarded Mr. Thiry a cash performance bonus of $200,000, options on 150,000 shares of Common Stock and a contingent bonus of $200,000 on the same terms as the 1992 contingent bonus, but no salary increase, consistent with the Committee's objective of shifting to more variable pay for performance. The bonuses were based in part on achievement of earnings per share that exceeded the targeted range of 15% to 20%. In 1993, the Company's earnings per share increased 23% over 1992. In addition, the bonuses were based on progress on quality of care initiatives and strategic positioning of the Company with respect to managed care cost reduction and restructuring pressures on the healthcare industry.

     For fiscal 1994, the Committee awarded Mr. Thiry a cash performance bonus of $200,000, options on 100,000 shares of Common Stock and an increase in annual base salary of $25,000 to $250,000, effective December 1, 1994. In determining Mr. Thiry's base and performance bonus compensation, the Committee considered the compensation of CEO's of comparable healthcare companies, as well as Mr. Thiry's performance against specific performance objectives. The objectives were, in order of importance, growth in shareholder value, improved strength of the balance sheet, progress on strategic initiatives to position the Company for success in future years in the managed healthcare environment, quality of care improvements and development of organizational management depth.

     Within the framework of Mr. Thiry's employment contract the Committee has latitude in setting salary and bonus levels and granting stock options. Philosophically, the Committee is attempting to relate executive compensation to those variables over which the individual executive generally has control. The chief executive officer has the primary responsibility for improving shareholder value for the whole Company. Therefore, the Committee deemed it appropriate to relate a part of Mr. Thiry's compensation specifically to this objective.

  Long Term Incentive Compensation

     To be competitive in attracting and retaining qualified executive officers and to provide them with performance incentives in addition to salary and bonuses, the Company adopted the 1989 Stock Incentive Plan. In approving stock option grant recommendations, the Committee considers primarily the impact the executive is expected to have on increasing shareholder value, and recent performance toward specific goals that contribute to that result. Such specific goals differ among executives, but all relate to the speed and effectiveness with which the Company and its subsidiaries are positioned for the increasing influence of managed care in the various markets they serve.

  $1 million Pay Cap

     In 1993, the Internal Revenue Code was amended to add section 162(m), which generally disallows a tax deduction for compensation paid to a company's senior executive officers in excess of $1 million per person in any year. Excluded from the $1 million limitation is compensation which meets pre-established performance criteria or results from the exercise of stock options which meet certain criteria. While the Company generally intends to qualify payment of compensation under section 162(m) the Company reserves the right to pay compensation to its executives from time to time that may not be tax deductible.

  Profit Sharing Plan Compensation

     The Company has a profit sharing plan to which annual discretionary contributions are made on behalf of the participants by the Company as determined by the Board of Directors. Executive officers are eligible to participate in the plan on the same basis as other employees after one year of employment that includes at least 1,000 hours of service. For fiscal 1994, the Company made profit sharing contributions on behalf of Messrs. Thiry, Barry, Castaldi and Perkins and Ms. Zumwalt.

                                           THE COMPENSATION COMMITTEE

                                             RICHARD B. FONTAINE
                                             JOHN M. NEHRA
                                             STEPHEN G. PAGLIUCA

PERFORMANCE GRAPH

     The following is a comparison of the five-year cumulative total investment return of the Company, the Dow Jones Equity Market Index and the Dow Jones Health Care Providers Industry Index. It assumes $100 invested on December 1, 1989, the beginning of the Company's first full fiscal year, in the Company's Stock and the above two indices.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

        AMONG VIVRA, INCORPORATED, DOW JONES EQUITY MARKET INDEX AND DOW
                        JONES HEALTHCARE PROVIDERS INDEX

                         FISCAL YEAR ENDING NOVEMBER 30

                                                   DOW JONES       DOW JONES
      MEASUREMENT PERIOD         VIVRA INCOR-     EQUITY MAR-     HEALTH CARE
    (FISCAL YEAR COVERED)           PORATED        KET INDEX       PROVI DER
1989                                 100             100             100
1990                                 145              95             109
1991                                 241             117             104
1992                                 263             139             131
1993                                 269             153             184
1994                                 385             154             230

EMPLOYMENT CONTRACTS

     The following is a summary of the material provisions of the employment contracts between the Company and Mr. Thiry and of employment contracts between the Company and the other named executive officers, which are substantially identical to each other except for salary.

     Mr. Thiry's contract provides for an annual salary of at least $225,000 and expires November 30, 1996. The Company may award discretionary bonuses under the contract. Mr. Thiry may receive a contingent bonus equal to any discretionary bonus awarded to him during the term of the contract if the Company's earnings per share reach $1.87 for the fiscal year ending November 30, 1996, and, except as described below, he was employed as its Chief Executive Officer throughout the term of the contract. There is no limit on the size of discretionary and contingent bonuses that may be awarded. Mr. Thiry's contract contains nondisclosure, noncompetition and nonsolicitation covenants. The Company may terminate employment upon 30 days' written notice (i) upon Mr. Thiry's breach of the contract or neglect of his duties; (ii) for cause or (iii) upon his permanent disability. The contract terminates immediately upon his death. If employment terminates due to Mr. Thiry's permanent disability or death, the Company will be obligated to pay an amount equal to one year's salary, plus any contingent bonuses awarded during the term of the contract, as to which the contingency shall be waived. If Mr. Thiry terminates due to the Company's breach of the contract, he will be entitled to receive an amount equal to one half of his aggregate salary which would have been paid to him from the date of termination through November 30, 1996, plus one half of the contingent bonuses awarded during the term of the contract as to which contingency will be waived. If employment terminates within one year of a change of control other than for Mr. Thiry's breach or neglect or termination for cause, Mr. Thiry will receive payments and benefits, which include (a) a payment equal to three times the sum of his salary and any discretionary bonus paid for the fiscal year immediately preceding the change of control; (b) a payment equal to the contingent bonuses awarded during the term of the contract as to which the contingency will be waived; (c) continuation of existing or comparable life and health insurance coverage for three years; (d) acceleration of the exercisability of stock options and related stock appreciation rights and vesting of any other stock related awards; and (e) outplacement counseling services and use of office facilities for one year. Under the contract a "change of control" means a change of control that would be required to be reported pursuant to Item 6(e) of
Schedule 14A of Rule 14 under the Exchange Act. A "change of control" is deemed to have occurred if (i) any Person (as defined in the contract) becomes the beneficial owner, directly or indirectly, of at least 30% of the combined voting power of the Company's outstanding securities, or (ii) during any consecutive two year period individuals who at the beginning of such period constitute the Board of Directors cease to constitute at least a majority thereof, unless the election of other directors has been approved in advance by at least two-thirds of the directors at the beginning of such period.

     The Company also has employment contracts with Messrs. Castaldi and Perkins which provide for salaries, which are subject to annual review by the Board of Directors. The Company may terminate employment at any time by giving not less than 60 days' (120 days after a change in control) written notice, immediately for cause (as defined in the contracts) and upon 30 days' written notice for disability. Employment terminates in any event at age 65. Under the contracts the executives are eligible to receive bonuses, stock options and other forms of incentive compensation and will also be eligible to participate in employee benefit and fringe benefit programs. The executives' contracts contain nondisclosure, nonsolicitation and noninterference covenants. If employment terminates within three years after a change in control of the Company, other than for cause, such executive will be entitled to receive certain payments and benefits which include (a) a payment equal to three times the base compensation being paid at the time of the change of control, (b) continuation of existing or comparable life and health insurance coverage for three years, (c) acceleration of the exercisability of stock options and related stock appreciation rights and vesting of any other stock related awards, and (d) outplacement counseling services and use of office facilities for one year. For purposes of the contracts, a "change in control" means (1) any person becoming the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company's voting securities; (2) a sale of all or substantially all of the Company's assets; (3) a change in the composition of the Board of Directors as a result of which fewer than one-half of incumbent directors have been nominated by management; and (4) liquidation of the Company.

               PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT
                   OF THE COMPANY'S 1989 STOCK INCENTIVE PLAN

     In February 1995, the Board of Directors amended and restated the Company's 1989 Stock Incentive Plan (the "1989 Plan"), subject to approval by the stockholders, to: (i) increase the shares of Common Stock subject to awards granted under the 1989 Plan by 700,000 shares, (ii) change the provisions for grant of nonstatutory stock options ("NSO's") to non-employee directors, (iii) permit consultants to receive discretionary grants of awards other than incentive stock options (ISOs), (iv) include technical changes to conform the 1989 Plan to the deductibility requirements of section 162(m) of the Code as described below and to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the "Exchange Act," and (v) make certain other technical changes described below.

     An explanation of the 1989 Plan and a summary of the changes are set forth below. A copy of the full plan may be reviewed by stockholders by contacting Mary E. Chico at the offices of the Company, 400 Primrose, Suite 200, Burlingame, California 94010, telephone 415-348-8200. The following summary is qualified in its entirety by referral to the plan document itself.

       Stock Options. Options may include NSOs as well as ISO's. The term of an ISO cannot exceed 10 years and the exercise price of an ISO must be equal to or greater than the fair market value of the common stock on the date of grant. The 1989 Plan permits the grant of NSO's with an exercise price of at least 50% of fair market value on the date of grant. However, to date the Company has not granted NSOs below fair market value. The closing price per share of the Company's Common Stock as reported on the New York Stock Exchange on March 21, 1995 was $35.50.

     The exercise price of an option may be paid in any lawful form permitted by the Compensation Committee (the Committee) and, for an ISO, by the stock option agreement. Permitted forms include, without limitation, cash, the surrender of shares of Common Stock or restricted shares owned by the optionee more than six months, or such lesser period as may be required by the Committee. The 1989 Plan also allows the optionee to pay the exercise price of an option by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued directly to a securities broker who, in turn, sells these shares in the open market. The broker remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares or cash, less any taxes withheld. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender. The broker or other lender will hold the shares as security and will extend credit to the Optionee. The loan proceeds will be paid to the Company to the extent necessary to pay the exercise price and any withholding taxes.

     Stock Appreciation Rights. A SAR permits the participant to elect to receive any appreciation in the value of the underlying stock from the Company in cash. The amount payable on exercise of an SAR is measured by the difference between the market value of the underlying stock at exercise and the exercise price. SARs may only be granted in conjunction with options, and may only be exercised to the extent that the option to which the SAR is attached is exercisable. A SAR can only be granted in conjunction with an ISO at the time of ISO grant, but can be granted in conjunction with a NSO at any time that is at least six months before the expiration of the NSO.

     A SAR may be exercised by written notice to the Company, and will be deemed exercised if it has value, i.e., option exercise price exceeds fair market value, on the date when the attached option expires without exercise. Upon exercise of an SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which an SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. All options and SARs are nontransferable prior to the optionee's death.

     The Committee selects the key employees of the Company who will receive awards, and determines the size of the award, the vesting period, term and other conditions. Key employees and nonemployee directors of the Company are eligible to participate in the 1989 Plan, although incentive stock options may be granted only to employees and the participation of nonemployee directors is limited to automatic annual grants of NSOs. As of March 21, 1995, there were 140 persons participating in the 1989 Plan.

     Shares Available for Issuance. The Company proposes to amend the 1989 Plan to increase the shares of Common Stock available for award by 700,000. As of March 21, 1995, a total of 3,553,591 shares had been authorized under the 1989 Plan for award and only 156,254 remain available for grant. Including the 700,000 shares added by the proposed amendment, 4,253,591 would be authorized and 856,254 available for grant. If any options or stock units granted under the 1989 Plan are forfeited, or if any options or stock units granted under the 1989 Plan terminate for any other reason prior to exercise, then the underlying shares of Common Stock again become available for awards. In addition, Common Stock underlying options surrendered upon the exercise of related SARs shall again become available for awards.

     Nonemployee Director Grants. The Company proposes to amend the 1989 Plan to permit additional grants summarized below following the 1995 Annual Meeting to compensate nonemployee directors for the added work and responsibility involved in serving on the following committees:

                                                                          VALUE OF
                                        GRANT OF                         RESTRICTED
                                         OPTIONS         GRANT OF       COMMON STOCK
                                       FOR ANNUAL       OPTIONS FOR      GRANTED FOR
                                        COMMITTEE       ADDITIONAL       ADDITIONAL
                 COMMITTEE               MEETING        MEETINGS(1)     MEETINGS(1)(2)
        ----------------------------  -------------     -----------     -------------
        AUDIT
          Chair.....................      1,000             500
          Members...................        500             500

        COMPENSATION
          Chair.....................      2,000             500
          Members...................        500             500

        COMPLIANCE
          Chair.....................      2,000                            $ 1,500
          Members...................        500                            $ 1,000

        GOVERNANCE
          Chair.....................      2,000                            $ 2,000
          Members...................      1,000                            $ 1,500

        CLINICAL QUALITY
          Chair.....................      2,000                            $ 1,000
          Members...................        500                            $   500

- ---------------
(1) For meetings in addition to annual committee meeting.

(2) The Restricted Common Stock vests after six months.

     Each nonemployee member of the Board of Directors of the Company currently receives, and will continue to receive an automatic annual grant of an NSO for 3,375 shares of the Company's Common Stock and a tandem limited SAR which is exercisable only upon change of control of the Company. These automatic grants are made on and as of the first day of December of each year during the term of the director. The option price is the fair market value of the Company's Common Stock on the date of each annual grant. The term of such options is ten years. NSOs and SARs so granted to nonemployee directors will otherwise be subject to all the terms and conditions of the 1989 Plan. All NSOs granted to nonemployee directors are exercisable in full on the date of grant.

     The Company further proposes to amend the 1989 Plan to provide that automatic annual grants made after the 1995 annual meeting will expire 30 days after the date that the optionee ceases to be a nonemployee director for any reason other than death or disability, rather than on the date of termination.

     Grants to Consultants and Other Third Parties. The Company proposes to amend the 1989 Plan to permit awards other than ISOs be granted by the Committee to nonemployee consultants and other third parties on a discretionary basis, including nonemployee members of the Board who do not serve on the Compensation Committee. The Company wishes to expand its flexibility to reward and compensate such non-employee parties for valuable services rendered.

     Deductibility Requirements of Section 162(m). The Company proposes to amend the 1989 Plan to provide that no key employee shall receive options for more than 250,000 shares of Common Stock during any award year. The Company also proposes to amend the 1989 Plan to provide that no key employee shall receive SARs for more than 250,000 shares of Common Stock during any award year. In 1993, the Code was amended to add section 162(m) which places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives, including compensation relating to the exercise of stock options and SARs. However, such compensation is not subject to deduction limits if certain limitations approved by stockholders are applied to stock options and SARs granted to executives. In order to maximize the deductibility of compensation relating to stock options and SARs awarded to executive officers, the Company is requesting stockholders to approve these amendments to the 1989 Plan.

     The Company proposes to amend the 1989 Plan to reduce the number of disinterested persons required to serve on the Committee from three to two persons to conform the 1989 Plan to recent changes under Rule 16b-3 under the Exchange Act.

     Restrictions on Transfer. The Company proposes to amend the 1989 Plan to provide that awards may be transferred by a key employee, if the award agreement so provides. This is an exception to the 1989 Plan's general rule that such transfers, other than by will or the laws of descent and distribution, are void.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of the ISOs and NSOs under the 1989 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

     An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is a long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares, which generally equals the exercise price. If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock, usually the option price, or
(ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

New Stock Plan Benefits

     The Committee has full discretion to determine the number of options to be granted to key employees under the 1989 Plan. Therefore, the benefits that will be received by each of the named executive officers, the executive officers as a group and all other key employees from the award of options are not determinable. Details on stock options granted during the last three years to the named executive officers are presented in the table entitled "Summary Compensation Table."

     The number of options to be received by each nonemployee director is fixed under the 1989 Plan, as discussed above, and may not be amended more frequently than once every six months.

REQUIRED APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the amended and restated 1989 Stock Incentive Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment and restatement of the Company's 1989 Stock Incentive Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1989 STOCK INCENTIVE PLAN.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors intends to reappoint Ernst & Young as independent accountants to audit the financial statements of the Company for the current fiscal year.

     A representative of Ernst & Young is expected to attend the annual meeting of stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne in full by the Company, and in the event an insufficient number of proxies are received to constitute a quorum, there will be further solicitation of stockholders by mail, telephone or oral communication. The Company will also request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and annual report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                  TIME FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the next annual meeting which will take place on or about April 26, 1996, must be received by the Company for inclusion in its proxy statement not later than November 15, 1995, unless such meeting date is changed by more than 30 calendar days, in which case such proposals must be received a reasonable time prior to mailing of the proxy statement.

                              VIVRA INCORPORATED

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 Annual Meeting of Stockholders, May 9, 1995

        The undersigned hereby appoints Kent J. Thiry, LeAnne M. Zumwalt, and Mary E. Chico, and each of them, the attorneys and proxies of the undersigned with full right of substitution to vote as designated below all the shares of VIVRA INCORPORATED common stock held of record by the undersigned on March 21, 1995, at the annual meeting of stockholders of the Corporation to be held on May 9, 1995 at 11:00 a.m. and at all adjournments thereof with the same force and effect as the undersigned might or could do, if personally present at the meeting.

        Management knows of no other matters which may properly be, or which are likely to be, brought before the meeting. However, if any of the matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters.

        This proxy when properly executed, will be voted in the manner directed by the undersigned stockholder.

        The proxies appointed may act by a majority of them present at the meeting or if only one is present by that one.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                SEE REVERSE SIDE

/x/   Please mark
      votes as in
      this example

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED AND IN FAVOR OF THE AMENDMENT AND RESTATEMENT OF THE 1989 STOCK INCENTIVE PLAN, WHICH INCLUDES AN INCREASE IN SHARES RESERVED THEREUNDER, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

1.  Election of Directors:

Nominees: Stephen G. Pagliuca, Kent J. Thiry, and LeAnne M. Zumwalt

    For all nominees / /     Withheld from all nominees / /

/ / _________________________________________________
    Vote withheld for above named nominee or nominees


2.  Stock Incentive Plan amendment:

    Amendment and restatment of the 1989 Stock Incentive Plan, including an increase of 700,000 in number of shares reserved thereunder.

                     For / /     Against / /     Abstain / /


Mark here for address change and note  at left  / /


Please sign exactly as name appears on stock certificates. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign in full corporation name by authorized officer. Joint owners should each sign personally.


Signature:_____________________________________________ Date__________________


Signature:_____________________________________________ Date__________________